Exhibit 9(g)
                           FORM OF NOTICE TO TRANSFER
                         AGENCY AND REGISTRAR AGREEMENT



First Data Investor Services Group, Inc.
One Exchange Place
Boston, Massachusetts, 02109

Gentlemen:

     Reference is made to the Transfer Agent and Registrar Agreement between us dated as of June 19, 1995 (the "Agreement").

         Pursuant to the Agreement, this letter is to provide notice of the creation of an additional investment portfolio of The Munder Funds, Inc., namely the Munder Financial Services Fund (the "New Portfolio").

         We request that you act as Transfer Agent under the Agreement with respect to the New Portfolio.

         If the foregoing is in accordance with your understanding, please so indicate by signing and returning to us the enclosed copy hereof.

                                                      Very truly yours,

                                                      The Munder Funds, Inc.


                                                      By:


                                                      Accepted:

                                                      First Data Investor
                                                       Services Group, Inc.


Date:____________          By: